Exhibit 10.13

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE is made this 14th day of March 2012, by and between 2121 SECOND STREET INVESTORS, LLC (as “Landlord”) and MARRONE BIO INNOVATIONS, INC., a Delaware Corporation (as “Tenant”) having an office at 2121 Second Street, Suites B104-B108, A-106 & A-107, Davis, California.

Witnesseth:

Davis Commerce Center, LLC (Landlord’s predecessor in interest) and Marrone Organic Innovations, Inc. (Tenant’s prior business name), having entered into a lease (the “Lease”) dated August 3, 2007 for suites B-106 & B-107 as amended by the First Amendment to Lease to include suite B-104, as amended by the Second Amendment to Lease to include suite B-108, as amended by the Third Amendment to Lease to include suite A-107, as amended by the Assignment and Assumption of Lease for suite A-106, as amended by the Fourth Amendment to Lease, in the Project known as Davis Commerce Park, Davis, California; and

WHEREAS, LANDLORD and TENANT are desirous of amending said Lease in the manner as set forth below, the parties hereby agree as follows:

AMENDMENT

PREMISES:

Effective April 1,2012 the parties hereto agree to increase the size of the demised premises by 2,813 square feet in the suite known as C-109 as shown on the attached Exhibit “A”. The total occupied space hereafter shall consist of 21,566 square feet.

TERM:

The Lease term for suite C-109 shall be for a period of thirty-five (35) months beginning April 1,2012 and terminating February 28,2015.

BASE MONTHLY RENT:

Beginning April 1, 2012 Tenant shall pay to Landlord during the remaining Lease Term for suite C-109 monthly rent as follows:

April 1, 2012 – February 28, 2013     $1.35 per sq. ft. NNN

March 1, 2013 – February 28, 2014   $1.40 per sq. ft. NNN

March 1, 2014 – February 28, 2015   $1.45 per sq. ft. NNN

TENANT IMPROVEMENTS:

Landlord shall provide a tenant improvement allowance in the amount of $20.00 per square foot for a total allowance of $56,260.00. Tenant improvement funds shall be paid to tenant once approved invoices are received by Landlord and construction is deemed complete in a satisfactory manner.

SECURITY DEPOSIT:

Additional security deposit in the amount of $4,078.85, which is equal to the last month’s rent shall be paid by tenant for suite C-109. Total security deposit held by Landlord shall be $22,998.53, which includes the security deposit in the amount of $3,860.88 transferred to Tenant from Pincushion Boutique.

GENERAL TERMS:

All of the terms, covenants, provisions and agreements of the Lease as amended herein shall remain in full force and effect; except to the extent inconsistent with the terms, covenants, conditions and provisions of the Fifth Amendment to Lease, in which case the terms, covenants, conditions and provisions of this Fifth Amendment shall control.

Agreed and Accepted this 14th day of March, 2012.

LANDLORD:		TENANT:

2121 SECOND STREET INVESTORS, LLC		MARRONE BIO INNOVATIONS, INC., a Delaware Corporation

By:	/s/ Dan Fivey	By:	/s/ Julie I. Morris
	Dan Fivey		Julie I. Morris
Its:	Managing Partner	Its:	VP Corporate Development & Operations

Exhibit A